UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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SILICON STORAGE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SILICON STORAGE TECHNOLOGY, INC.

1020 Kifer Road

Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 23, 2009

TO THE SHAREHOLDERS OF SILICON STORAGE TECHNOLOGY, INC.:

Notice Is Hereby Given that the 2009 Annual Meeting of Shareholders of Silicon Storage Technology, Inc., a California corporation, will be held on Tuesday, June 23, 2009 at 1:00 p.m., Pacific Time, at our offices located at 1020 Kifer Road, Sunnyvale, California 94086 for the following purposes:

1.	To elect the six directors nominated by the Board of Directors and named in this proxy statement to serve for the ensuing year and until their successors are elected.

2.	To approve the 2009 Employee Stock Purchase Plan.

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 27, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any shareholder attending the Annual Meeting may vote in person, even if you have already voted via the telephone or over the Internet or returned a proxy card or voting instruction card.

By Order of the Board of Directors

/s/ JAMES B. BOYD
JAMES B. BOYD Chief Financial Officer and Senior Vice President of Finance

Sunnyvale, California

April 30, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 23, 2009: The Notice and Proxy Statement, our Annual Report on Form 10-K and Letter to Shareholders are available at www.sst.com.

SILICON STORAGE TECHNOLOGY, INC.

1020 Kifer Road

Sunnyvale, California 94086

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

June 23, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

1.	Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet?

	A:	Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice, to most of our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 8, 2009 to most of our shareholders of record and beneficial owners entitled to vote at the 2009 Annual Meeting of Shareholders. We are providing shareholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice.

2.	Q:	Where and when is the Annual Meeting?

	A:	The Annual Meeting will be held on Tuesday, June 23, 2009 at 1:00 p.m., Pacific Time, at our offices located at 1020 Kifer Road, Sunnyvale, California 94086.

3.	Q:	What is the purpose of the Annual Meeting?

	A:	At our Annual Meeting, shareholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting on the cover page of this proxy statement. The Annual Meeting will be followed by a management presentation on our performance and management will respond, if applicable, to questions from shareholders.

4.	Q:	How can I attend the Annual Meeting?

	A:	You will be admitted to the Annual Meeting if you were a Silicon Storage Technology shareholder or joint holder as of the close of business on April 27, 2009, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record prior to admittance to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee, or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 27, 2009, a copy of the voting instruction card provided by your broker, trustee, or nominee, or other similar evidence of ownership. If a shareholder is an entity and not a natural person, a maximum of two representatives per such shareholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined above and must also present valid evidence of authority to represent such entity. If a shareholder is a natural person and not an entity, such shareholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures.

5.	Q:	Who is paying for this proxy solicitation?

	A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for such services.

6.	Q:	What is the difference between a shareholder of record and a beneficial holder?

	A:	Shareholder of Record. You are a shareholder of record if on April 27, 2009 your shares were registered directly in your name with American Stock Transfer & Trust Company, our transfer agent. As of April 27, 2009, we had 431 shareholders of record.

Beneficial Owner. You are considered to be a beneficial owner if on April 27, 2009 your shares were held through a broker or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in street name and your broker sends these proxy materials to you. Since you are a beneficial owner, your broker or other nominee is the shareholder of record of your shares. As a beneficial owner, you have the right to direct your broker on how to vote the shares in your account. However, because you are not the shareholder of record, if you would like to vote your shares in person at the Annual Meeting you must obtain a legally valid proxy from your broker prior to the Annual Meeting.

7.	Q:	Who can vote at the Annual Meeting?

	A:	Only shareholders of record of our common stock at the close of business on April 27, 2009 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 27, 2009, we had outstanding and entitled to vote 95,746,454 shares of common stock.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most shareholders have four options for submitting their votes:

• via the Internet;

• by phone;

• by proxy using a proxy card that you may request or that we may elect to deliver at a later time; or

• in person at the Annual Meeting with a proxy card/legal proxy.

If you have Internet access, we encourage you to record your vote on the Internet at www.proxyvote.com. It is convenient for you and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the Notice or the proxy card that you may request, or we may deliver at a later time, or, if applicable, the e-mail you received for electronic delivery of this proxy statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if you are a beneficial owner and your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the holder of record a legal proxy issued in your name.

8.	Q:	How many votes do I have?

	A:	Each holder of record of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may not exercise cumulative voting rights.

9.	Q:	What is the quorum requirement?

	A:	A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purposes in determining whether a matter is approved, except that abstentions will have the same effect as negative votes with respect to Proposals 2 and 3.

10.	Q:	How many votes are needed to approve each proposal?

A:

•        For Proposal 1 (the election of directors), the nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•        For Proposal 2 (the approval of the 2009 Employee Stock Purchase Plan), the 2009 Employee Stock Purchase Plan must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•        For Proposal 3 (the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009), PricewaterhouseCoopers LLP must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

11.	Q:	What are the Board’s voting recommendations?

	A:	The Board recommends that you vote your shares:

• “FOR” each of the nominees to the Board (Proposal 1)

• “FOR” the approval of our 2009 Employee Stock Purchase Plan (Proposal 2)

• “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP (Proposal 3)

12.	Q:	How do I vote?

	A:	Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The telephone and Internet voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

Shareholders of record may go to www.proxyvote.com to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The shareholder will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the shareholder will be prompted to submit or revise them as desired. Shareholders of record may also vote their shares by telephone at 1-800-690-6903.

For Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker as your nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under the rules and interpretations of the New York Stock Exchange “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and equity incentive plans. Proposal 2 is a non-routine matter and your broker cannot vote your shares without instruction from you.

A number of brokers and banks are participating in a program provided through Broadridge that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at Broadridge’s web site at www.proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 22, 2009. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are a shareholder of record and you attend the Annual Meeting we will provide you with a proxy card at the Annual Meeting upon your request. If your shares are held in the name of a broker or a bank and you attend the Annual Meeting and wish to vote at the Annual Meeting you must obtain a valid proxy from your broker or bank to vote.

13.	Q:	Can I change my vote after submitting my proxy?

	A:	Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following four ways:

• you may submit another properly completed proxy card with a later date;

• you may send a written notice that you are revoking your proxy to Silicon Storage Technology, Inc., 1020 Kifer Road, Sunnyvale, California 94086, attention: Corporate Secretary;

• you may attend the Annual Meeting and vote in person; however, attendance at the Annual Meeting will not, by itself, revoke a proxy; or

• you may submit another proxy by telephone or Internet after you have already provided an earlier proxy.

14.	Q:	How can I find out the results of the voting at the Annual Meeting?

	A:	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for our second quarter ending June 30, 2009, which will be filed with the Securities and Exchange Commission by August 10, 2009.

15.	Q:	What should I do if I receive more than one Notice or set of proxy materials?

	A:	If you received more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices and proxy materials to ensure that all of your shares are voted.

16.	Q:	How can I sign up to access future shareholder communication electronically?

	A:	Record and beneficial shareholders now have the option to receive shareholder material electronically. By signing up for electronic delivery of shareholder material such as the annual report and proxy statement, shareholders will receive electronic notification as soon as the shareholder material becomes available online without having to wait for the material to arrive in the mail. To sign up for electronic delivery of our future annual reports and proxy statements, please visit our web site at http://www.sst.com/investors/edelivery.xhtml. Shareholder enrollment will be effective until cancelled. Shareholders may call Silicon Storage Technology, Inc., Investor Relations at (408) 735-9110 for questions about electronic delivery.

17.	Q:	What does it mean if multiple members of my household are shareholders but we only received one Notice or set of proxy materials?

	A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders will be householding our proxy materials. A single Notice or set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or set of proxy materials, please notify your broker, or direct your written request to Investor Relations, via telephone at (408) 735-9110 or facsimile at (408) 735-9036. Shareholders who currently receive multiple copies of the Notice or set of proxy materials at their address and would like to request householding of their communications should contact their broker.

18.	Q:	When are shareholder proposals due for the 2010 Annual Meeting?

	A:	Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of shareholders that are intended to be presented at our 2010 Annual Meeting of Shareholders must be received by us not later than January 8, 2010 in order to be included in the proxy statement and proxy relating to the 2010 Annual Meeting of Shareholders. Pursuant to our bylaws, shareholders who wish to bring matters or propose nominees for director at our 2010 Annual Meeting of Shareholders must provide specified information to us between January 24, 2010 and February 23, 2010. Shareholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice shareholder proposals and director nominations. Proposals and nominations must be submitted to our Corporate Secretary at Silicon Storage Technology, Inc., 1020 Kifer Road, Sunnyvale, California 94086.

19.	Q:	How do I submit a proposed director nominee to the Board of Directors for consideration?

	A:	You may propose director nominees for consideration by the Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive office set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Silicon Storage Technology and our shareholders. The section titled “Nominating Criteria and Procedures” below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a director for election at future annual meetings.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is presently composed of six members, four of whom are non-employee, independent directors. There are no vacancies. There are six nominees for election to the Board of Directors and all of the nominees were previously elected by our shareholders. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Shares represented by the executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve. It is our policy to invite nominees for directors to attend our annual meetings. All the directors attended the 2008 Annual Meeting.

The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to our Board of Directors. Abstentions will have no effect on the vote. The names of the nominees and certain information about them are set forth below:

Name	Age	Position
Bing Yeh	58	Chairman, President and Chief Executive Officer
Yaw Wen Hu	59	Executive Vice President and Chief Operating Officer
Ronald Chwang	61	Director
Terry M. Nickerson	69	Director
Bryant R. Riley	42	Director
Edward Yao-Wu Yang	59	Director

Bing Yeh, one of our co-founders, has served as our President and Chief Executive Officer and has been a member of our Board of Directors since our inception in 1989. In April 2004, he was appointed Chairman of the Board of Directors. Prior to that, Mr. Yeh served as a senior research and development manager of Xicor, Inc., a nonvolatile memory semiconductor company. From 1981 to 1984, Mr. Yeh held program manager and other positions at Honeywell Inc. From 1979 to 1981, Mr. Yeh was a senior development engineer of EEPROM technology of Intel Corporation. He was a Ph.D. candidate in Applied Physics and earned an Engineer Degree in Electrical Engineering from Stanford University. Mr. Yeh holds an M.S. and a B.S. in Physics from National Taiwan University.

Yaw Wen Hu, Ph.D., joined us in July 1993 as Vice President, Technology Development. In August 1999, he became Vice President, Operations and Process Development. In January 2000, he was promoted to Senior Vice President, Operations and Process Development. In April 2004, he was promoted to Executive Vice President and Chief Operating Officer. Dr. Hu has been a member of our Board of Directors since September 1995. From 1990 to 1993, Dr. Hu served as deputy general manager of technology development of Vitelic Taiwan Corporation. From 1988 to 1990, he served as FAB engineering manager of Integrated Device Technology, Inc. From 1985 to 1988, he was the director of technology development at Vitelic Corporation. From 1978 to 1985, he worked as a senior staff engineer in Intel Corporation’s Technology Development Group. Dr. Hu holds a B.S. in Physics from National Taiwan University and an M.S. in Computer Engineering and a Ph.D. in Applied Physics from Stanford University.

Ronald Chwang, Ph.D., has been a member of our Board of Directors since June 1997. Since 1997, Dr. Chwang has been the Chairman and President of iD Ventures America, LLC, a venture capital management company (formerly known as Acer Technology Ventures) under the iD SoftCapital Group. Dr. Chwang also serves on the Board of Directors of iRobot Corporation. From 1986 to 1997, Dr. Chwang was with various Acer entities, serving in executive positions in leading business units engaged in ASIC products, computer peripherals, and enterprise server systems. From 1992 to 1997, he was President and Chief Executive Officer of Acer America Corporation. Before joining the Acer entities, Dr. Chwang worked in development and management positions at Intel and Bell Northern Research. Dr. Chwang is a general partner of iD8 Fund under the management of iD Ventures America, LLC. Dr. Chwang holds a B.Eng. (with honors) in Electrical Engineering from McGill University in Montreal, Canada and a Ph.D. in Electrical Engineering from the University of Southern California.

Terry M. Nickerson has been a member of our Board of Directors since April 2005. From 2000 to 2005, Mr. Nickerson served as the Senior Vice President of Finance and Chief Financial Officer of ATI Technologies, Inc., a semiconductor manufacturer. From 1988 to 1990, he served as Chief Financial Officer of Northern Telecom Ltd. While with Northern Telecom, he was also President of Northern Telecom Electronics, a subsidiary responsible for Northern Telecom’s ASIC and Printed Circuit Board manufacturing. Mr. Nickerson spent over 18 years at IBM primarily in Finance and Planning roles. He was also General Manager of the IBM plant in Don Mills, Ontario, which later became Celestica Inc. While with both IBM and Northern Telecom, he served on international assignments covering Asia, Europe, and Latin America. Mr. Nickerson is also a director of Miranda Technologies Inc. and Tundra Semiconductor Corporation. Mr. Nickerson holds a B.Sc. in Metallurgy Engineering from Queen’s University and an M.B.A. from Harvard University.

Bryant R. Riley has been a member of our Board of Directors since June 2008. Mr. Riley has been the Managing Member and founder of Riley Investment Management LLC and founder and Chairman of B. Riley & Co., LLC, a Southern California-based brokerage and investment banking firm providing research and trading ideas primarily to institutional investors since 1997. Riley Investment Management LLC is an investment adviser, which provides investment management services, and is the general partner of Riley Investment Partners Master Fund, L.P. Mr. Riley is Chairman of the Board of Alliance Semiconductor Corporation and is also a director of Aldila, Inc., DDi Corp., LCC International, Inc. and Trans World Entertainment Corporation. Mr. Riley holds a B.S. in Finance from Lehigh University.

Edward Yao-Wu Yang has been a member of our Board of Directors since October 2007. Mr. Yang retired from Hewlett-Packard Company, a hardware and software technology company, in October 2005 after over 25 years of service. While at Hewlett-Packard, Mr. Yang held positions as R&D engineer, R&D manager, General manager, Vice President and Chief Technology Officer of the Personal Systems Group and Computing Systems Organization. Mr. Yang is a general partner of iD8 Fund under the management of iD Ventures America, LLC. Mr. Yang serves as a director of Lite-On IT Corporation and Pericom Semiconductor Corporation. Mr. Yang holds a B.S. in Electrical Engineering from the National Cheng-Kung University in Taiwan and an M.S. in Electrical Engineering from Oregon State University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our outside legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect time to time.

Consistent with these considerations, after review of all transactions or relationships between each director, or any of his family members, and SST, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Yeh, our President, Chief Executive Officer and Chairman of the Board, and Dr. Hu, our Executive Vice President and Chief Operating Officer. In making this determination, the Board found that none of these directors had a material disqualifying relationship with us.

Corporate Governance Policies

Our Board of Directors has documented the governance practices followed by us by adopting Corporate Governance Policies to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The policies are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Policies set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Policies were adopted by the Board to, among other things, reflect changes to the NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Policies, as well as the charters for each committee of the Board, other than the Strategic Committee, may be viewed at www.sst.com. The contents of our website are not part of this proxy statement.

Meeting Information

The Board of Directors met seven times during 2009. All directors attended at least 75% of the aggregate of the meetings of the Board of Directors, and all directors attended at least 75% of the aggregate of the meetings of the committees on which they served, held during the period for which they were a director or committee member, respectively. In 2008, our independent directors regularly met in executive session.

The following table provides membership and meeting information for 2008 for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Strategic
Yasushi Chikagami(1)	—		X		X		X
Ronald Chwang	X		X		X	*	X	*
Terry M. Nickerson	X	*	X		X		—
Bryant R. Riley(2)	—		X		X		—
Tsuyoshi Taira(1)	X		X		X		—
Edward Yao-Wu Yang(3)	X		X	*	X		X
Total meetings in 2008	4		7		3		9

*	Chairperson

(1)	Messrs. Chikagami and Taira did not stand for re-election at the 2008 Annual Meeting held in June 2008.

(2)	Mr. Riley joined the Compensation Committee and the Nominating and Corporate Governance Committee in June 2008.

(3)	Mr. Yang joined the Audit Committee and the Nominating and Corporate Governance Committee in June 2008.

For 2009 our Board committee membership is:

Name	Audit		Compensation		Nominating and Corporate Governance		Strategic
Ronald Chwang	X		X		X	*	X	*
Terry M. Nickerson	X	*	X		X		X
Bryant R. Riley	—		X		X		X
Edward Yao-Wu Yang	X		X	*	X		X

*	Chairperson

Committee Information

Below is a description of each committee of the Board of Directors. Each of the Audit Committee, the Compensation Committee, Nominating and Corporate Governance Committee and Strategic Committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of these committees meets the applicable SEC and NASDAQ rules and regulations regarding “independence,” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to SST.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions:

•	evaluates the performance and assesses the qualifications of the independent registered public accounting firm;

•	determines and approves the engagement of the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law;

•	confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;

•

establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the results of their review of our quarterly financial statements.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board of Directors has further determined that Mr. Nickerson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Nickerson’s level of knowledge and experience based on a number of factors, including his formal education and experience as Chief Financial Officer of both Northern Telecom Ltd. and ATI Technologies Inc.

Compensation Committee

The Compensation Committee of the Board of Directors:

•	reviews and approves the overall compensation strategy and policies for SST;

•	reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	determines the compensation and other terms of employment of our Chief Executive Officer;

•	reviews and approves the compensation and other terms of employment of the other executive officers and senior management; and

•	administers our stock option and employee stock purchase plans, bonus plans, and similar programs.

We also have a Non-Officer Stock Award Committee that grants stock awards pursuant to the 2008 Equity Incentive Plan to employees who are not executive officers. The grants must be in accordance with guidelines adopted by the Compensation Committee. Except as approved by the Compensation Committee, the grants must not exceed 36,000 shares to any individual. This committee has one member: Mr. Yeh, who is our President and Chief Executive Officer.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors:

•	identifies, reviews and evaluates candidates to serve as directors of the company (consistent with criteria approved by the Board);

•	reviews and evaluates incumbent directors;

•	recommends candidates to the Board for election to the Board;

•	makes recommendations to the Board regarding membership on committees of the Board;

•	assesses the performance of the Board; and

•	reviews and assesses our corporate governance principles.

Strategic Committee

In May 2008, the Board of Directors formed a Strategic Committee to review our investments and to investigate strategic alternatives, including acquisitions and divestitures. The Strategic Committee is working closely with management and an outside consultant to evaluate our operations and products, and identify potential new business opportunities. This evaluation involves all aspects of our business in order to drive value for our shareholders and position SST for future growth.

Nominating Criteria and Procedures

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of SST, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of SST and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and SST, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to SST during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidate’s qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1020 Kifer Road, Sunnyvale, California 94086, attention: Nominating and Corporate Governance Committee, generally at least 120 days prior to the anniversary date of the last annual meeting of shareholders; however, please see Information Concerning Solicitation and Voting—When are shareholder proposals due for the 2010 Annual Meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee did not receive a director nominee from a shareholder or shareholders holding more than 5% of our voting stock for election at the 2009 Annual Meeting.

Settlement Agreement

In May 2008, we entered into a settlement agreement with entities and persons affiliated with Riley Investment Management LLC, collectively, the Riley Group. Pursuant to the settlement agreement, we agreed to nominate Mr. Riley to our Board of Directors for election at the 2008 Annual Meeting and to appoint him to the Compensation Committee and the Nominating and Corporate Governance Committee. The Riley Group has agreed to vote in favor of management’s slate of nominees for election to the Board of Directors at the Annual Meeting and all future annual meetings; provided, such slates include Mr. Riley or the Riley Group’s designated nominee. The Riley Group also agreed to vote in favor of the proposals submitted by the Board of Directors at the Annual Meeting and all further annual meetings so long as the slate includes Mr. Riley or the Riley Group’s designated nominee and he has consented to be on such slate; provided, Mr. Riley or the Riley Group’s designated nominee has voted in favor of such proposal as a member of the Board. Mr. Riley in his capacity as a member of the Board of Directors has voted in favor of Proposals 2 and 3 in this proxy statement. The Riley Group has also agreed to abide by certain standstill provisions until at least June 30, 2009 and continuously thereafter; provided, that Mr. Riley or such alternative nominee continues to serve on our Board of Directors.

Under the standstill provisions, subject to specified exceptions, the Riley Group and their affiliates cannot, without the prior written consent of the Board, among other items:

•

effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings), offer or propose to effect, or cause or participate in, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect any (x) tender offer or exchange offer, merger, acquisition or other business combination involving Silicon Storage Technology or any of our subsidiaries; (y) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of Silicon Storage Technology or any of our subsidiaries or (z) any form of restructuring, recapitalization or similar transaction with respect to Silicon Storage Technology or any of our subsidiaries;

•

acquire, offer or propose to acquire any voting securities (or beneficial ownership thereof), or rights or options to acquire any of our voting securities (or beneficial ownership thereof) if after any such case, immediately after the taking of such action the Riley Group, together with its respective affiliates, would, in the aggregate, beneficially own more that 9.9% of the then outstanding common stock;

•	engage in any solicitation of proxies or consents to vote any of our voting securities in opposition to the recommendation of the Board with respect to any matter, including the election of directors;

•

otherwise act, alone or in concert with others, to seek to control the Board or initiate or take any action to obtain representation on the Board, or seek the removal of any director from the Board, except as permitted expressly by the Settlement Agreement; or

•	propose any matter for submission to a vote of our shareholders.

We also agreed to use our reasonable best efforts to identify and appoint an additional member to the Board of Directors. We have engaged Egon Zehnder International to assist us in identifying such additional member. We have agreed with the Riley Group that the unanimous recommendation of the Nominating and Corporate Governance Committee will be required before the Board will appoint such director.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors or any of its directors. Shareholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to our Corporate Secretary at 1020 Kifer Road, Sunnyvale, California 94086. All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a periodic basis. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Conduct

We have adopted the Silicon Storage Technology, Inc. Code of Conduct that applies to all of our officers, directors and employees. The Code of Conduct is available on our website at www.sst.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

Compensation of Directors

In April 2005, our Board of Directors, upon the recommendation of the Compensation Committee, approved the Non-Employee Director Cash Retainer Program, or the Director Retainer Program. Pursuant to the Director Retainer Program, our non-employee directors are entitled to receive between $20,000 and $30,000 annually and $800 and $1,500 per meeting, based on their position on the Board of Directors, in connection with their attendance of Board and committee meetings. In addition, they are reimbursed for certain travel-related expenses in connection with attendance at Board and committee meetings in accordance with our policy. Members of our Board of Directors who are also employees of SST do not receive any cash compensation for their services as members of our Board of Directors.

Prior to July 2008, each of our non-employee directors received stock option grants under our 1995 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan. Pursuant to the Directors’ Plan, upon each non-employee director’s initial election or appointment to the Board, such new non-employee director received an initial stock option grant for 45,000 shares of common stock. Pursuant to the Directors’ Plan, each initial stock option grant vests as to 25% of the shares subject to the grant on the yearly anniversary of the grant date. In addition, pursuant to the Directors’ Plan, each non-employee director annually received a fully-vested annual stock option grant for 12,000 shares of common stock on the date of our annual meeting. Stock option grants under the Directors’ Plan have a 10 year life. In July 2008, the Board of Directors resolved to terminate the Directors’ Plan such that no future grants will be made pursuant to the Directors’ Plan.

In April 2009, the Board of Directors determined to grant each non-employee director a fully-vested stock option grant for 12,000 shares pursuant to our 2008 Equity Incentive Plan on the date of the 2009 Annual Meeting.

The following table shows certain information with respect to the compensation of all non-employee directors for the year ended December 31, 2008.

Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	Total ($)
Yasushi Chikagami	$21,600	$38,284	$59,884
Ronald Chwang	30,050	38,284	68,334
Terry M. Nickerson	32,400	38,284	70,684
Bryant R. Riley	6,800	20,729	27,529
Tsuyoshi Taira	15,200	38,284	53,484
Edward Yao-Wu Yang	28,470	55,896	84,339

(1)	Reflects retainer fees, meeting fees and committee chair fees.

(2)	Amounts shown in this column do not reflect dollar amounts actually received by the non-employee director. Instead, the amounts in this column represent the cost for 2008 of stock option awards granted in and prior to 2008 as reflected in our financial statements in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share Based Payments, or SFAS No. 123(R). The assumptions made in the valuation of options are discussed in footnote 8, “Stock-based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Stock options granted under the Directors’ Plan have an exercise price equal to the closing price of our common stock for the trading session ending immediately prior to the time of grant, as reported on the NASDAQ Global Market. Stock options granted under the 2008 Equity Incentive Plan have an exercise price equal to the closing price of our common stock on the date of grant, as reported on the NASDAQ Global Market. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)	Due to the restatement of our historical financial statements and the inability to hold an annual meeting in 2007, our non-employee directors did not receive an annual grant of 12,000 shares under the Directors’ Plan in 2007. Therefore, in May 2008, each non-employee director, other than Mr. Yang who was appointed to the Board in October 2007, received a fully-vested stock option grant for 12,000 shares pursuant to the Directors’ Plan with an exercise price of $3.19 per share. The grant date fair value of these awards as determined under SFAS No. 123(R) for financial statement reporting purposes was $1.6975 per share for a total grant date fair value of $20,370 per grant. Upon his election to the Board at the 2008 Annual Meeting, Mr. Riley received an initial stock grant for 45,000 shares pursuant to the Directors’ Plan with an exercise price of $2.81 per share. The grant date fair value of this award as determined under SFAS No. 123(R) for financial statement reporting purposes was $1.7863 per share for a total grant date fair value of $80,385. The exercise price of stock options under the Directors’ Plan is equal to the closing price of our common stock as reported on the NASDAQ on the trading day immediately prior to the date of grant. In addition, on the date of the 2008 Annual Meeting, Messrs. Chikagami, Nickerson and Taira and Dr. Chwang each received a fully-vested stock option grant for 12,000 shares pursuant to our 2008 Equity Incentive Plan with an exercise price of $2.82 per share. The grant date fair value of these awards as determined under SFAS No. 123(R) for financial statement reporting purposes was $1.42928 per share for a total grant date fair value of $17,914 per grant. On such date, Mr. Yang also received a fully-vested stock option grant for 8,416 shares pursuant to our 2008 Equity Incentive Plan with an exercise price of $2.82 per share. The grant date fair value of this award as determined under SFAS No. 123(R) for financial statement reporting purposes was $1.4928 per share for a total grant date fair value of $12,563. The exercise price of stock options under our 2008 Equity Incentive Plan is equal to the closing price of our common stock as reported on NASDAQ on the date of grant.

(4)	As of December 31, 2008, the non-employee directors held the following stock options:

Name	Number of Shares of Common Stock Underlying Unexercised Options
Yasushi Chikagami	120,000
Ronald Chwang	102,000
Terry M. Nickerson	82,512
Bryant R. Riley	45,000
Tsuyoshi Taira	138,000
Edward Yao-Wu Yang	53,416

The stock options held by Messrs. Chikagami and Taira will terminate if not exercised prior to June 27, 2009.

PROPOSAL 2

APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 24, 2009, the Board of Directors adopted the Silicon Storage Technology, Inc. 2009 Employee Stock Purchase Plan, or the Purchase Plan, subject to shareholder approval. There are 2,000,000 shares of common stock reserved for issuance under the Purchase Plan.

We are requesting in this Proposal 2 that the shareholders approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The essential features of the Purchase Plan are outlined below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan has been filed with the SEC as Annex A to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any shareholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Silicon Storage Technology, Inc., 1020 Kifer Road, Sunnyvale, California 94086.

Purpose

The purpose of the Purchase Plan is to provide a means by which SST employees (and any parent or subsidiary of SST designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of SST and our affiliates. Approximately 450 employees of SST and its subsidiaries are eligible to participate in the Purchase Plan.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of SST will be eligible to participate in the Purchase Plan.

The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints, the Compensation Committee and to the Board.

Stock Subject to Purchase Plan

Subject to this Proposal, an aggregate of 2,000,000 shares of common stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time. The maximum length for an offering under the Purchase Plan is six months (except that an offering period may be extended for up to an additional 12 months in the event the shares of common stock to be issued under the Purchase Plan are not covered by an effective registration statement or the Purchase Plan is not in compliance with applicable laws). The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

Currently, under the Purchase Plan, the Board has approved each offering to be six months long and consist of one “purchase period,” which is six months long. Subject to shareholder approval of the Purchase Plan, the first offering period under the Purchase Plan is scheduled to commence on August 16, 2009 and end on February 15, 2010.

Eligibility

The Board has the authority to limit participation in the Purchase Plan to those individuals who have been customarily employed more than 20 hours per week and five months per calendar year by SST (or by any parent or subsidiary of SST designated by the Board) on the first day of an offering. In addition, the Board may require that each employee has been continuously employed by SST or the designated parent or subsidiary corporation for such period preceding the grant as the Board may require, but in no event will the required period of continuous employment be greater than two years. Finally, the Board also has the power to exclude officers of SST who are “highly compensated” as defined in the Code.

No employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock or of any parent or subsidiary of SST. In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of SST and our parent and subsidiary corporations in any calendar year. In addition to the preceding limitation, the Board has currently limited the maximum number of shares that may be purchased on any single purchase date by all eligible employees under all ongoing offerings to 300,000 shares.

Participation in the Purchase Plan

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions. Currently, such payroll deductions are limited to up to 10% of an employee’s base salary during the offering.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan may not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. To the extent permitted in the offering document, a participant may make additional payments into such account.

Purchase of Stock

In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares of common stock remaining available under the Purchase Plan, or the maximum number of shares that may be purchased on a single purchase date across all offerings, the Board would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the Purchase Plan.

Reset Feature

The Board has the authority to provide that if the fair market value of a share of our common stock on the first day of any purchase period within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the participants in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the first day of that purchase period and the participants’ purchase rights in the original offering period will terminate.

Termination of Employment

Unless otherwise specified by the Board, a participant’s rights under any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable except by will, the laws of descent and distribution, or by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Adjustment Provisions

Upon certain transactions by SST, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the Purchase Plan share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class and maximum number of shares subject thereto.

Effect of Certain Corporate Transactions

In the event of:

•	the sale or other disposition of all or substantially all of the consolidated assets of SST and its subsidiaries;

•	the sale or other disposition of at least 90% of the outstanding securities of SST; or

•

certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

The Board may amend, suspend or terminate the Purchase Plan at any time. However, except in regard to capitalization adjustments, any amendment to the Purchase Plan must be approved by the shareholders if the amendment would:

•	materially increase the number of shares of common stock available for issuance under the Purchase Plan;

•	materially expand the class of individuals eligible to participate under the Purchase Plan;

•	materially increase the benefits accruing to participants under the Purchase Plan or materially reduce the price at which shares of common stock may be purchased under the Purchase Plan;

•	materially extend the term of the Purchase Plan; or

•	expand the types of awards available for issuance under the Purchase Plan, but in each case, only to the extent shareholder approval is required by applicable law or listing requirements.

Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted, unless necessary to comply with applicable laws.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right, until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of:

(1)	the excess of the fair market value of the stock at the time of such disposition over the purchase price, or

(2)	the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Required Vote and Recommendation of the Board of Directors

Approval of this Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the 2009 Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors believes that approval of Proposal 2 is in the best interest of SST and the best interests of the shareholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 2

New Plan Benefits

Participation in the Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009, and the Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the company’s and our shareholders’ best interests.

Ratification of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 3

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PricewaterhouseCoopers LLP fees for the years ended December 31, 2007 and 2008 are as follows:

	2007	2008
Audit fees	$1,429,000	$1,836,000
Audit-related fees	—	38,000
Tax fees	94,000	45,000
All other fees	—	3,000

Total	$1,523,000	$1,922,000

Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q, services provided in connection with the annual audit of SST’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

Audit-Related Fees: This category consists of assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees: This category consists of professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees: This category consists of a fee to PricewaterhouseCoopers LLP for the use of an accounting regulatory database.

All of the fees for 2007 and 2008 described above were pre-approved by the Audit Committee. The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services and has delegated authority to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP to Mr. Nickerson. The Audit Committee is to be informed of such pre-approved services at a meeting of the Audit Committee following such pre-approval. PricewaterhouseCoopers LLP periodically reports to the Audit Committee regarding the extent of the services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS(1)

The Audit Committee oversees SST’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of SST’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-K with SST’s management.

The Audit Committee met with PricewaterhouseCoopers LLP, SST’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and reviewed and discussed the audited financial statements and other issues deemed significant by PricewaterhouseCoopers LLP, including those required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T. We have received from PricewaterhouseCoopers LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. We also considered the compatibility of any non-audit services provided by PricewaterhouseCoopers LLP with such firm’s independence.

The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examination, their evaluation of SST’s internal controls and the overall quality of SST’s financial reporting. In addition, the Audit Committee met with PricewaterhouseCoopers LLP on a quarterly basis to discuss their review in accordance with Statement on Auditing Standards No. 100 of SST’s quarterly unaudited financial statements included in SST’s Quarterly Reports on Form 10-Q.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Audit Committee selected, subject to shareholder ratification, PricewaterhouseCoopers LLP as SST’s independent registered public accounting firm for the year ending December 31, 2009.

Audit Committee

Terry M. Nickerson (Chairman)

Ronald Chwang

Edward Yao-Wu Yang

(1)	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by referenced therein.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2009 by:

•	each of the named executive officers listed in the Summary Compensation Table;

•	each director;

•	all of our officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The table below is based upon information provided to us by our executive officers and directors and upon information about principal shareholders known to us based on Schedules 13G and 13D filed with the SEC. Unless otherwise indicated in the relevant footnote to this table and subject to community property laws where applicable, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2009. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Percentage of ownership is based on 95,737,673 shares of common stock outstanding on April 1, 2009. Unless otherwise indicated, the address of each of the individuals named below is: c/o Silicon Storage Technology, Inc., 1020 Kifer Road, Sunnyvale, California 94086.

	Beneficial Ownership
Name	Shares Issuable Pursuant to Options Exercisable Within 60 Days of April 1, 2009	Number of Shares (Including Number Shown in First Column)	Percentage of Total
Officers and Directors
Bing Yeh(1)	83,750	10,791,750	11.3%
James B. Boyd	86,250	86,250	*
Yaw Wen Hu(2)	409,834	1,306,012	1.4%
Derek J. Best	182,438	182,794	*
Paul S. Lui(3)	125,879	392,552	*
Ronald Chwang	102,000	263,613	*
Terry M. Nickerson	82,512	82,512	*
Bryant R. Riley(4)	—	4,162,140	4.3%
Edward Yao-Wu Yang	19,666	19,666	*
All officers and directors as a group (10 persons)	1,343,044	17,640,709	18.2%

5% Shareholders
Dimensional Fund Advisors LP(5)	—	8,788,936	9.2%
Lloyd I. Miller, III(6)	—	5,616,993	5.9%
Barclays Global Investors, NA.(7)	—	4,847,985	5.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Includes (1) 3,038,163 shares held by the Yeh Family Trust U/D/T dated August 14, 1995, of which Mr. Yeh and his wife are trustees, (2) 7,579,837 shares held by Golden Eagle Capital L.P. of which Mr. Yeh and his wife are general partners and (3) 90,000 shares held in an IRA account in the name of Bing Yeh. Mr. Yeh disclaims beneficial ownership of the shares held by Golden Eagle Capital L.P. except to the extent of his pecuniary interest therein.

(2)	Includes 30,000 shares held by Dr. Hu’s children.

(3)	Includes 50,808 shares held by the Lui Family Trust dated February 10, 1995, of which Mr. Lui and his wife are trustees.

(4)	This information is based on a Schedule 13D/A dated February 13, 2009 and filed with the SEC on February 18, 2009 by Riley Investment Partners Master Fund, L.P., Riley Investment Management LLC, B. Riley & Co. Retirement Trust, B. Riley and Co., LLC, and Bryant R. Riley. Because Riley Investment Management LLC has sole voting and investment power over security holdings of Riley Investment Partners Master Fund, L.P.’s and certain managed accounts of its investment advisory clients and Mr. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, each of Riley Investment Partners Master Fund, L.P., Riley Investment Management LLC, and Mr. Riley may be deemed to have beneficial ownership of the 903,775 shares of Common Stock held by Riley Investment Partners Master Fund, L.P. and 2,665,591 shares held in managed accounts by its investment advisory clients. Riley Investment Management LLC has shared voting and dispositive power over 509,876 shares of Common Stock held in accounts of its investment advisory clients. Includes 50,000 shares held by the B. Riley & Co. Retirement Trust, of which Mr. Riley is the trustee. Includes 24,898 shares held by B. Riley & Co., LLC over which Mr. Riley has sole voting and dispositive power. Mr. Riley is the Chairman and sole indirect equity owner of B. Riley & Co., LLC. Includes 8,000 shares held by Mr. Riley’s children. The address of the entities affiliated with Riley Investment Management Fund LLC and Mr. Riley is 11100 Santa Monica Boulevard, Suite 810, Los Angeles, CA 90025.

(5)	This information is based solely on a report on Schedule 13G/A dated December 31, 2008 and filed with the SEC on February 9, 2009. Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, or the Funds. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of such shares. However, Dimensional disclaims beneficial ownership of such shares. The address of Dimensional Fund Advisors is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	This information is based solely on a report on Schedule 13D dated November 19, 2008 and filed with the SEC on November 19, 2008. The address for Mr. Miller is 4550 Gordon Drive, Naples, FL 34102.

(7)	This information is based solely on a report on Schedule 13G dated December 31, 2008 and filed with the SEC on February 5, 2009 by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. Barclays Global Investors, NA. had the sole voting power over 2,443,547 shares and the sole dispositive power over 2,829,429 shares. Barclays Global Fund Advisors had the sole voting and dispositive power over 2,018,556 shares. The address of Barclays Global Investors, NA. is 400 Howard Street, San Francisco, CA 94105.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of such reports furnished to us, during the year ended December 31, 2008, our executive officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible and to align executives’ incentives with shareholder value creation by implementing a cash incentive program designed to reward the achievement of corporate and individual objectives that promote growth in our business and, to a lesser extent historically, equity compensation. To achieve these goals, our Compensation Committee recommends executive compensation packages to our Board of Directors that are generally based on a mix of salary, cash incentive payments and equity awards. In addition, the Compensation Committee has the ability at any time to modify our compensation programs in response to market conditions. Our Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation. We believe that performance and equity-based compensation are important components of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

Our compensation philosophy is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward these individuals fairly, and to retain those individuals who continue to meet our high expectations and support the achievement of our business objectives. In this regard, during 2008, our compensation program was designed to:

•	reward employees and executives for our overall performance and for the achievement of departmental and individual goals and responsibilities;

•

attract and retain talented individuals who are capable of leading us in achieving our business objectives in an industry characterized by competitiveness, growth and a challenging business environment; and

•	provide a balanced focus on near term and long term results.

The objectives of our compensation program are to:

•	align compensation with our business objectives and individual performance;

•	motivate and reward high levels of performance;

•	recognize and reward the achievement of team and individual goals; and

•	enable us to attract, retain and reward officers who contribute to our long-term success.

Our officer compensation philosophy is to tie a significant portion of our compensation to our performance and attainment of team and individual goals and objectives by our officers and is based on the following:

•

The Compensation Committee regularly compares our officer compensation practices with those of other companies in the semiconductor industry and other technology-related industries and sets our compensation guidelines based on this review. Our base annual salaries for our officers are on average slightly below the 50th percentile of those paid to officers of companies with comparable revenue targets in the semiconductor and technology industries. The Compensation Committee seeks, however, to provide our officers with opportunities for higher compensation through cash bonuses and stock options which, when we are profitable, places total compensation in the 50th percentile of comparable companies. Due to our recent non-profitability and stock performance, on average our executive compensation is generally below the 50th percentile of comparable companies. Prior to 2007, we did not have any formal short-term incentive plan or targets.

•

The Compensation Committee believes that an officer compensation program that ties our cash incentive program to performance and achievement of our stated goals serves both as an influential motivator to its officers and as an effective instrument for aligning their interests with those of our shareholders.

•

The Compensation Committee also believes that a substantial portion of the compensation of our officers should be linked to the success of our common stock in the marketplace. The linkage is achieved through our stock option program, which also serves to more fully align the interests of management with those of our shareholders.

Annual compensation for our executive officers consists of three principal elements: salary, cash bonus and stock options.

The Compensation Committee sets the base annual salary and levels of compensation for executive officers by reviewing compensation for comparable positions in the market and the historical compensation levels of our officers. Currently, the base annual salaries of our officers are at levels which the Compensation Committee believes are generally at or below the market median of those of officers of companies with which we compare ourselves. The Compensation Committee members participate in the deliberations of the annual salaries for all officers. Increases in annual salaries are based on a review and evaluation of officer salary levels and the demonstrated capabilities of the officers in managing the key aspects of a fabless semiconductor company, including:

•	corporate partnering, patent strategy and technology collaborations;

•	research and development;

•	market development and market penetration;

•	financial matters, including attracting capital and financial planning; and

•	human resources.

Role of our Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies. Our Compensation Committee was appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. During 2008, our Compensation Committee was comprised of Messrs. Chikagmi, Nickerson, Riley, Taira and Yang and Dr. Chwang, and was chaired in 2008 by Mr. Yang. Messrs. Chikagami and Taira did not stand for re-election at the 2008 Annual Meeting held in June 2008.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit programs are consistent with our compensation philosophy:

•	evaluated our compensation practices and assisted in developing and implementing the executive compensation program and philosophy;

•

developed recommendations with regard to executive compensation structures based on publicly available data relating to the compensation practices and policies of other companies within and outside our industry;

•

established a practice, in accordance with the rules of NASDAQ, of prospectively reviewing the performance and determining the compensation earned, paid or awarded to our Chief Executive Officer independent of input from him;

•

established a practice, in accordance with the rules of NASDAQ, to review on an annual basis the performance of our other executive officers with assistance from our Chief Executive Officer and determining what we believe to be appropriate total compensation based on competitive levels; and

•	established a policy to specify grant dates for both new hire and annual retention equity awards as a public company.

In 2008, our Compensation Committee met without the Chief Executive Officer present to review and determine the compensation of our Chief Executive Officer, with input from him on his annual salary and cash incentive compensation for the year. For all other executive officers in 2008, the Compensation Committee met with our Chief Executive Officer to consider and determine executive compensation, based on recommendations by our Chief Executive Officer.

Annual Review of Cash and Equity Compensation

We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the Compensation Committee relies on its judgment about each individual rather than adopting a formulaic approach to compensatory decisions it believes are too narrowly responsive to short-term changes in business performance. As a result, the Compensation Committee does not utilize a fixed weighting system between compensation elements for each executive officer, but rather assesses each executive officer’s overall contribution to the business, scope of the executive officer’s responsibilities and the executive officer’s historical performance to determine that executive officer’s annual compensation. We only began benchmarking our executive compensation against our peer companies in 2007 and we have never used tally sheets. Our Compensation Committee intends to retain the services of third-party executive compensation specialists from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies going forward.

In 2008, the Compensation Committee engaged Compensia, a third-party compensation consultant to review the competitiveness of current total compensation and alignment of our executive compensation program with our objectives. There were no changes to our peer companies for 2008 from 2007. Our peer companies, include:

• Integrated Device Technology, Inc.	• QLogic Corporation	• Spansion Inc.

• Intersil Corporation	• SanDisk Corporation	• Standard Microsystems Corporation

• Microsemi Corporation	• Silicon Laboratories Inc.	• TriQuint Semiconductor, Inc.

• Omnivision Technologies, Inc.	• Simple Tech, Inc.	• Zoran Corporation

• PMC-Sierra, Inc.	• Skyworks Solutions, Inc.

In addition, Compensia reviewed data from the 2007 Radford High-Tech Executive Survey for comparable semiconductor and technology companies with similar revenue.

Elements of Compensation

The compensation received by our executive officers consists of the following elements:

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities, historical performance and individual experience. Base salaries are reviewed annually, and adjusted from time to time. In establishing the 2008 base salaries of our executive officers, our Compensation Committee took into account a number of factors, including the executive’s position and functional role and level of responsibility, performance-based factors as well as competitive conditions. We do not apply specific formulas to determine increases. Based on the Compensation Committee’s review, the base salaries of the named executive officers were not increased in 2007 or 2008. In light of the economic downturn and the cost savings actions taken by SST in the fourth quarter of 2008 (which included a salary freeze for all employees), the Compensation Committee does not believe that it is appropriate to increase the base salaries of the named executive officers for 2009 at this time. During 2009, the Compensation Committee will review on a quarterly basis whether to adjust the base salaries of our named executive officers.

Executive Bonus Plan

2008

In April 2008, the Compensation Committee approved the targets under our Executive Bonus Plan, for our executive officers and other members of senior management. Payouts under the Executive Bonus Plan were conditioned upon the achievement of a performance gate and then based upon individually weighted metrics to be achieved by the participants. The Executive Bonus Plan has three levels (threshold, target and maximum) depending upon the level of metric achievement. The specific metrics, weighting and payout levels can vary among individual participants and from year to year.

The Compensation Committee believes that a performance gate linked to operating income, which is an important indicator of the success of our business, is an appropriate component of the Executive Bonus Plan. Therefore, the payment of the incentive bonus for 2008 was conditioned upon our achievement of an operating loss for 2008, excluding stock-based compensation charges, of less than $5.0 million. As we did not achieve this goal in 2008, no payouts were made under the Executive Bonus Plan.

For each executive officer, the Executive Bonus Plan had three specific individual metrics: (1) net revenue, (2) new business, and (3) organizational development, which were weighted 40%, 40%, and 20%, respectively. The net revenue metric is the same for each participant, while the new business and organizational development metrics vary depending upon the participant.

For 2008, the net revenue metric was $420 million and we achieved net revenue of $315.5 million. The Compensation Committee considered the 2008 net revenue metric to be difficult but achievable based on our performance in 2007. New business metrics were primarily comprised of new product introductions and design wins and organizational development metrics were primarily comprised of succession planning and organization structuring. We are not disclosing specific new business metrics because it would signal our strategic focus areas and we believe impair ability to leverage these areas for competitive advantage. Furthermore, we believe that disclosing such metrics would give our competitors insight to market dynamics and our strategies to address such dynamics that could be used against us by competitors targeting existing customers.

The net revenue metric could be adjusted based upon actual achievement within a range of 80% to 120%. For example, if 80% of the target net revenue metric was achieved then the weighting would be 20%. If 120% or greater of the target net revenue metric was achieved, then the weighting would be 60%. If it was determined that less than 80% of the net revenue metric was achieved then the weighting would be reduced to zero.

The other metrics of new business and organizational development were evaluated by the Compensation Committee for each executive officer based upon a subjective assessment of the achievement of the goals. The new business metric could range from 0% to 60%, while the organizational development could range from 0% to 30%. The Compensation Committee also believes that gross margin is an important indicator of the success of our business and to encourage our executive officers to improve our gross margins implemented a gross margin multiplier against the aggregate percentage achievement in the calculation of the incentive bonus. Senior management participants who were not executive officers were not eligible for the gross margin multiplier. The gross margin multiplier would be 100% if our gross margin fell between 26% and 27.6% and could be increased to 110% or decreased to 90% depending on actual results. Our actual gross margin for 2008 was 30.8%. The Compensation Committee considered the 2008 gross margin range to be difficult but achievable based upon historical results, including 2007 gross margin of 29.2%.

Our named executive officers had the following target bonuses for 2008:

Name and Title	Target as a Percentage of Base Salary(1)	Target Bonus ($)(1)
Bing Yeh	80%	$380,000
Yaw Wen Hu	60%	198,000
Derek J. Best	50%	134,000
James B. Boyd	50%	140,000
Paul S. Lui	50%	124,000

(1)

The target as a percentage of base salary was designed to achieve a target incentive equal to the 50th percentile of comparable companies. A participant’s actual incentive bonus was calculated as follows:

Incentive Bonus = (Base Salary x Participant Target Percentage) x (Gross Margin Multiplier Percentage x Aggregate Individual Metrics Percentage)

Under the Executive Bonus Plan, the Compensation Committee retained the discretion to increase, reduce, or eliminate compensation awards or make awards even if the objectives were not achieved. As discussed above, as we did not achieve an operating loss of less than $5.0 million in 2008, no payouts were made under the Executive Bonus Plan. In addition, the Compensation Committee determined not to make any discretionary cash awards to our executive officers for 2008 performance.

2009

In light of the economic downturn and cost savings actions taken by SST in the fourth quarter of 2008, the Compensation Committee determined to suspend the Executive Bonus Plan in 2009. The Compensation Committee retains the ability to grant discretionary cash awards based upon our performance in 2009 to our executive officers.

Equity Compensation

Total compensation at the executive officer level also includes long-term incentives provided by stock awards issued under our 1995 Equity Incentive Plan prior to the 2008 Annual Meeting and under our 2008 Equity Incentive Plan after the 2008 Annual Meeting. Stock awards are designed to align the long-term interests of our employees with those of our shareholders and to assist in the retention of employees. The size of an individual stock award is generally intended to reflect the employee’s position with, and his or her importance to us, and past and future anticipated contributions to our business, and how many years of future service for which the employee has non-vested options. Award size is also influenced by the individual executive officer’s performance over the prior year.

Under the 1995 Equity Incentive Plan the exercise price of stock option grants was 100% of the fair market value on the date of grant as determined by reference to the closing price of our common stock as reported by the NASDAQ Global Market on the trading day immediately prior to the date of grant. Options are generally subject to vesting over four years in order to encourage key employees to continue in our employ. As required under our 1995 Equity Incentive Plan, the exercise price of stock option grants for executive officers who own more than 10% of the shares of our outstanding stock is set at 110% of the fair market value on the date of grant.

Under the 2008 Equity Incentive Plan the exercise price of stock option grants is 100% of the fair market value on the date of grant as determined by reference to the closing price of our common stock as reported by the NASDAQ Global Market on the date of grant. Options are generally subject to vesting over four years.

The Compensation Committee administers the plans for our executive officers. The Board of Directors has delegated the administration of the plans for all of our other employees for option grants of not more than 36,000 shares per option grant to the Non-Officer Stock Award Committee.

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of equity-based awards. Our equity benefit plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our shareholders. Our Compensation Committee believes that the use of equity-based awards offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines and our equity benefit plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in SST.

Authority to make equity grants to executive officers rests with our Compensation Committee, although, our Compensation Committee considers the recommendations of our President and Chief Executive Officer for executive officers other than himself. The size of the awards reflect past individual and company performance, expected future contribution, the retention value of unvested stock options held by our executive officers and the estimated value of the awards compared with equity awards offered to executives in similar positions by companies within and outside our industry.

The Compensation Committee granted stock options in February 2008 to all our executive officers, except Mr. Boyd. Such stock options were initially reviewed by the Compensation Committee in mid-2007 and reflect our 2006 performance but were not granted during 2007 due to the restatement of our historical financial statements. The number of shares granted to each executive officer represents an increase from our recent historical grants and were intended to approximate the 25th percentile for, and be competitive with, our peer companies. The Compensation Committee also granted stock options in June 2008 to all our executive officers, again intended to approximate the 25th percentile for, and competitive with, our peer companies. Please see the table entitled 2008 Grants of Plan-Based Awards for further information.

Stock Appreciation Rights

Our 2008 Equity Incentive Plan authorizes us to grant stock appreciation rights, or SARs. To date, no SARs have been awarded to any of our executive officers. However, our Compensation Committee, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable.

Severance and Change of Control Benefits

We have not entered into severance or change-in-control arrangements with any of our executive officers. Our 2008 Equity Incentive Plan and 1995 Equity Incentive Plan provide that, in the event of our dissolution or liquidation, a specified type of merger or other corporate reorganization, each a change in control to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the plans or substitute similar awards for those outstanding under the plans, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the plans, or to substitute similar awards, then, with respect to awards held by persons then performing services as employees, directors, or consultants, the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us. We believe that the terms of the plans are consistent with industry practice.

Restricted Stock Grants or Awards

Our Compensation Committee did not authorize the grant of restricted stock or restricted stock awards pursuant to our equity benefit plans to any of our executive officers in 2008. However, our Compensation Committee, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable.

Other Compensation

In addition, consistent with our compensation philosophy, we intend to continue to maintain the current benefits and perquisites for our executive officers; however, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits and perquisites of any executive officer if it deems it advisable. We currently offer limited to no perquisites to our executive officers.

Benefits

We also provide the following benefits to our named executive officers, generally on the same basis provided to all of our employees:

•	health, dental insurance and vision;

•	life insurance;

•	employee stock purchase plan;

•	medical and dependant care flexible spending account;

•	health club dues reimbursement (this benefit was suspended in 2009);

•	short and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan.

We believe these benefits are consistent with companies with which we compete for employees.

Accounting and Tax Considerations

Section 162(m) limits the amount that we may deduct from our taxes for compensation paid to our chief executive officer and three most highly compensated officers (other than our chief financial officer) to $1,000,000 per person per year, unless certain requirements are met. Section 162(m) provides exceptions from the application of the $1,000,000 limit for certain forms of “performance-based” compensation as well as for gain recognized by an officer upon the exercise of qualifying compensatory stock options. We believe that the stock options we have granted in the past have satisfied the exceptions provided under Section 162(m) from the $1,000,000 limit. While the Compensation Committee has not adopted a formal policy regarding the tax deductibility of compensation paid to our officers, the Compensation Committee intends to consider the tax deductibility of compensation under Section 162(m) as a factor in future compensation decisions.

We adopted SFAS No. 123(R) on January 1, 2006. SFAS No. 123(R) establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense over the requisite employee service period. The Compensation Committee has determined to retain for the foreseeable future our stock option program as the sole component of its long-term compensation program, and, therefore, to record this expense on an ongoing basis according to SFAS No. 123(R).

EXECUTIVE COMPENSATION

Summary of Compensation

The following table shows for the year ended December 31, 2008, compensation awarded or paid to, or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers during 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Bing Yeh	2008	$475,000	$250	(2)	$251,237	—	$4,822	(3)	$731,309
President and Chief Executive Officer	2007	475,000	1,158	(2)	31,347	$194,161	4,822	(3)	706,488
	2006	475,000	80,706	(4)	73,637	—	4,822	(3)	634,165

James B. Boyd(5)	2008	280,000	—		215,892	—	4,822	(3)	500,714
Chief Financial Officer and Senior Vice President of Finance	2007 2006	137,847 —	— —		131,042 —	43,963 —	3,398 —	(6)	316,250 —

Yaw Wen Hu	2008	330,000	416	(2)	181,850	—	5,411	(7)	517,677
Executive Vice President and Chief Operating Officer	2007	330,000	81,348	(8)	108,586	133,065	4,822	(3)	657,821
	2006	330,000	37,964	(9)	237,218	—	4,822	(3)	610,004

Paul S. Lui(10)	2008	246,600	—		146,585	—	108,325	(11)	501,510
Senior Vice President, NAND Modules and Specialty Products Business Unit	2007 2006	— —	— —		— —	— —	— —		— —

Derek J. Best	2008	267,030	—		143,491	—	2,626	(12)	413,147
Senior Vice President, Sales and Marketing	2007	267,030	—		59,871	89,728	2,322	(13)	418,951
	2006	267,030	25,372	(14)	101,951	—	2,322	(13)	396,675

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, the dollar amounts in this column represent the compensation cost for 2006, 2007 and 2008 of stock option awards granted in and prior to such years for financial reporting purposes. These amounts have been calculated in accordance with SFAS No. 123(R), ignoring estimates of forfeiture, using the Black-Scholes option-pricing model to estimate the expense associated with stock option awards over the life of such awards. The assumptions made in the valuation of the option are discussed in footnote 8, “Stock-based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)	Represents a cash bonus in recognition of an intellectual property award.

(3)	Includes $2,322 in life insurance premiums and $2,500 for 401(k) contribution match.

(4)	Includes a cash bonus of $375 in recognition of an intellectual property award, $10,331 in profit sharing and a cash bonus of $70,000.

(5)	Mr. Boyd joined us as Chief Financial Officer and Senior Vice President Finance in June 2007.

(6)	Includes $898 in life insurance premiums and $2,500 for 401(k) contribution match.

(7)	Includes $2,322 in life insurance premiums, $2,500 for 401(k) contribution match and $589 in reimbursements for gym membership.

(8)

Includes a cash bonus of $80,940, which was equal to the withholding tax due on the gain between the exercise price and the market price of certain non-qualified stock options exercised by Dr. Hu that were due to expire during 2007. We were required to withhold and remit these amounts pursuant to the Internal Revenue Code of 1986, as amended, and the regulations thereunder. See Compensation Discussion and Analysis—Discretionary Bonuses. Also includes a cash bonus of $408 in recognition of an intellectual property award.

(9)	Includes a cash bonus of $1,041 in recognition of an intellectual property award, $6,923 in profit sharing and a cash bonus of $30,000.

(10)	Mr. Lui was not a named executive officer in 2006 or 2007.

(11)	Includes $32,813 in relocation assistance, $3,400 in living allowance, $52,520 in tax equalization payments, $13,843 in “gross-up” payments by SST China, $5,291 in health and dental insurance and $458 for tax penalties incurred with respect to 2007 taxes.

(12)	Includes $2,322 in life insurance premiums and $304 for an airline club membership.

(13)	Represents life insurance premiums.

(14)	Includes $5,372 in profit sharing and a cash bonus of $20,000.

Grants of Plan-Based Awards

The following table shows for the year ended December 31, 2008, information regarding options granted to the named executive officers and estimated future payouts under our Executive Bonus Plan.

2008 Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards $(3)
			Threshold ($)	Target ($)	Maximum ($)
Bing Yeh	02/11/08	01/25/08	—	—	—	150,000	$2.838	$221,799
	06/01/08	04/25/08	—	—	—	150,000	3.575	294,614
	—	—	—	$380,000	$627,000	—	—	—

James B. Boyd	06/01/08	04/25/08	—	—	—	35,000	3.25	71,065
	—	—	—	140,000	231,000	—	—	—

Yaw Wen Hu	02/11/08	01/25/08	—	—	—	78,000	2.58	119,574
	06/01/08	04/25/08	—	—	—	110,000	3.25	222,958
	—	—	—	198,000	326,700	—	—	—

Paul S. Lui	02/11/08	01/25/08	—	—	—	65,000	2.58	99,645
	06/01/08	04/25/08	—	—	—	55,000	3.25	111,479
	—	—	—	124,000	204,600	—	—	—

Derek J. Best	02/11/08	01/25/08	—	—	—	65,000	2.58	99,645
	06/01/08	04/25/08	—	—	—	70,000	3.25	142,129
	—	—	—	134,000	221,100	—	—	—

(1)

These columns represent potential target and maximum annual cash incentive payments for 2008 under our Executive Bonus Plan for each of our named executive officers. The maximum annual cash incentive payment equals the target payment x 1.5 (maximum achievement) x 1.1 (maximum margin multiplier). The amounts set forth in these columns do not represent compensation earned by our named executive officers for 2008. As the performance gate was not achieved there were no payments pursuant to the Executive

Bonus Plan for 2008. There was no threshold cash incentive payment under our Executive Bonus Plan. For more information regarding our Executive Bonus Plan, please see the section entitled Compensation Discussion and Analysis.

(2)	The exercise price equals the closing price of our common stock on the trading day immediately prior to the date of grant as reported on the NASDAQ Global Market, except for the stock option grant to Mr. Yeh which exercise price is equal to 110% of such closing price. The exercise price may be paid in cash, in shares of our common stock valued at fair value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Each option granted on February 11, 2008 will vest as to 25% of the shares thereunder on July 1, 2008 and the remaining 75% will vest monthly thereafter over the next three years. Each option granted on June 1, 2008 will vest as to 25% of the shares thereunder on June 1, 2009 and the remaining 75% will vest monthly thereafter over the next three years.

(3)	The dollar value shown for a stock option is based on the fair value as of the grant date. These amounts have been calculated in accordance with SFAS No. 123(R), using the Black-Scholes option-pricing model. The assumptions made in the valuation of the option are discussed in footnote 8, “Stock-based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards as of December 31, 2008

The following table shows for the year ended December 31, 2008, information regarding outstanding equity awards at year end for the named executive officers.

2008 Outstanding Equity Awards

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date
Bing Yeh	20,000	—		$13.332	01/19/09
	24,583	417	(2)	13.332	01/19/09
	14,375	625	(3)	5.357	02/14/10
	53,125	96,875	(4)	2.838	02/11/13
	—	150,000	(5)	3.575	06/01/13

James B. Boyd	67,500	112,500	(6)	3.73	06/29/17
	—	35,000	(5)	3.25	06/01/18

Yaw Wen Hu	30,000	—		1.00	01/11/09
	38,406	—		2.36	07/01/09
	30,000	—		4.42	09/24/09
	90,000	—		9.85	01/06/10
	30,000	—		9.85	03/31/10
	27,321	—		18.60	08/02/10
	17,454	—		4.46	10/01/11
	12,059	—		3.65	10/15/12
	11,485	—		11.17	12/23/13
	11,800	200	(2)	12.12	01/19/14
	60,000	—		16.34	04/19/14
	11,512	—		6.66	10/18/14
	15,000	—		5.02	10/11/15
	11,875	3,125	(7)	5.02	10/11/15
	2,066	6,685	(8)	4.80	10/16/16
	27,625	50,375	(4)	2.58	02/11/18
	—	110,000	(5)	3.25	06/01/18

Paul S. Lui	30,000	—		9.85	01/16/10
	9,195	—		4.46	10/01/11
	2,250	—		11.17	12/23/13
	2,950	50	(2)	12.12	01/19/14
	2,854	—		6.66	10/18/14
	7,917	2,083	(9)	5.02	10/11/15
	6,180	3,820	(10)	5.02	10/11/15
	25,000	15,000	(11)	3.56	06/12/16
	—	7,955	(12)	4.80	10/16/16
	23,021	41,979	(4)	2.58	02/11/18
	—	55,000	(5)	3.25	06/01/18

Derek J. Best	30,000	—		9.85	01/06/10
	54,000	—		25.27	06/29/10
	25,437	—		18.60	08/02/10
	8,477	—		4.46	10/01/11
	10,079	—		11.17	12/23/13
	9,833	167	(2)	12.12	01/19/14
	9,514	—		6.66	10/18/14
	6,771	5,729	(13)	5.02	10/11/15
	9,896	2,604	(7)	5.02	10/11/15
	—	7,955	(14)	4.80	10/16/16
	5,417	41,979	(4)	2.58	02/11/18
	—	70,000	(5)	3.25	06/01/18

(1)	Each stock option was granted with an exercise price equal to the closing price of our common stock for the trading session ending immediately prior to the time of grant, as reported on the NASDAQ Global Market, except fort he stock option grants to Mr. Yeh which exercise price is equal to 110% of such closing price.

(2)	The shares subject to the option vested as to 20% on January 19, 2005 and vests 1.666% per month thereafter for four years.

(3)	The shares subject to the option vested as to 25% on February 14, 2006 and vests 2.083% per month thereafter for three years.

(4)	The shares subject to the option vested as to 25% on July 1, 2008 and vests 2.083% per month thereafter for three years.

(5)	The shares subject to the option vest as to 25% on June 1, 2009 and 2.083% per month thereafter for three years.

(6)	The shares subject to the option vested as to 25% of the shares on June 20, 2008 and vests 2.083% per month thereafter for three years.

(7)	The shares subject to the option vested as to 25% on October 11, 2006 and vests 2.083% per month thereafter for three years.

(8)	The shares subject to the option vested as to 8.33% on October 16, 2008 and vests 8.33% per month thereafter for one year.

(9)	The shares subject to the option vested as to 25% on October 11, 2006 and vests 2.083% per month thereafter for three years.

(10)	The shares subject to the option vested as to 8.33% on May 3, 2008 and vests 8.33% per month thereafter for one year.

(11)	The shares subject to the option vested as to 25% on June 12, 2007 and vests 2.083% per month thereafter for three years.

(12)	The shares subject to the option vest as to 8.33% on May 3, 2009 and 8.33% per month thereafter for one year.

(13)	The shares subject to the option vested as to 8.33% on June 2, 2008 and vests 8.33% per month thereafter for one year.

(14)	The shares subject to the option vest as to 8.33% on June 2, 2009 and 8.33% per month thereafter for one year.

Option Exercises and Stock Vested in 2008

The following tables show for the year ended December 31, 2008, information regarding option exercises during 2008 for the named executive officers. None of our named executive officers hold stock awards or restricted stock subject to vesting.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Bing Yeh	—	—
James B. Boyd	—	—
Yaw Wen Hu	45,786	$83,331
Paul S. Lui	—	—
Derek J. Best	17,604	9,048

(1)	Calculated by determining the difference between the closing price of our common stock on the date of exercise as reported on the NASDAQ Global Market and the exercise price of the options.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2008.

Nonqualified Deferred Compensation

Our named executive officers did not earn any nonqualified compensation benefits from us during the year ended December 31, 2008.

Severance and Change of Control Arrangements

We have not entered into severance or change-in-control arrangements with any of our executive officers. Our 2008 Equity Incentive Plan and 1995 Equity Incentive Plan provide that, in the event of our dissolution or liquidation, a specified type of merger or other corporate reorganization, each a change in control to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the plans or substitute similar awards for those outstanding under the plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the plan, or to substitute similar awards, then, with respect to awards held by persons then performing services as employees, directors, or consultants, the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. Assuming that a change in control occurred as of December 31, 2008 that resulted in all unvested stock options fully vesting and using the closing sales price of our common stock of $2.29 as reported on the NASDAQ Global Market on December 31, 2008, the last trading day of 2008, none of the unvested stock options held by our named executive officers would have been in the money and resulted in any gain to the named executive officers.

Equity Compensation Plan Information

We have four shareholder approved equity compensation plans: the 2008 Equity Incentive Plan, the 1995 Equity Incentive Plan, 1995 Non-Employee Directors’ Stock Option Plan and 1995 Employee Stock Purchase Plan. The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	9,737,054	$4.608	(2)	5,142,028
Equity compensation plans not approved by security holders	—	—		—

Total	9,737,054	$4.608	(2)	5,142,028

(1)	The plans included in this row include our 2008 Equity Incentive Plan, 1995 Equity Incentive Plan, 1995 Non-Employee Directors’ Stock Option Plan and 1995 Employee Stock Purchase Plan.

(2)	Represents the weighted average exercise price of outstanding stock options only.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board of Directors oversees the compensation programs of Silicon Storage Technology, Inc. on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Committee Compensation recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K of Silicon Storage Technology, Inc. for the year ended December 31, 2008 and in this proxy statement.

Compensation Committee

Edward Yao-Wu Yang (Chairman)

Ronald Chwang

Terry M. Nickerson

Bryant R. Riley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, the Compensation Committee of the Board of Directors was composed of Messrs. Taira, Chikagami, Nickerson, Riley and Yang, and Dr. Chwang. Messrs. Chikagami and Taira did not stand for re-election at the 2008 Annual Meeting of Shareholders in June 2008. No member of the Compensation Committee and none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

(1)	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by referenced therein.

TRANSACTIONS WITH RELATED PARTIES

Policies and Procedures for Review of Related Party Transactions

Pursuant to the charter of our Audit Committee, unless previously approved by another independent committee of our Board of Directors, our Audit Committee reviews and, if determined appropriate, approves all related party transactions, other than those in the ordinary course of business such as sales transactions from our customers involving the sales of our products and procurement transactions from our vendors for the purchase of inventory for sale. It is management’s responsibility to bring related party transactions to the attention of the members of the Audit Committee.

Our Code of Conduct provides that our employees, which for the purposes of the Code of Conduct, includes our officers and directors, should avoid conflicts of interest that occur when their personal interests may interfere in any way with the performance of their duties or the best interests of SST. Our Code of Conduct also addresses specific types of related party transactions and how they should be addressed. All of our employees, including our officers and directors, are expected and required to adhere to the Code of Conduct. If an officer or director has any questions regarding whether a potential transaction would be in violation of the Code of Conduct, they are required to bring this to the attention of our Compliance Officer. If the potential transaction is a related person transaction, it would be recognized as such and brought to the Audit Committee for pre-approval.

Further, each of our officers and directors is knowledgeable regarding the requirements of obtaining approval of related party transactions and is responsible for identifying any related-party transaction involving such officer or director or his or her affiliates and immediate family members and seeking approval from our Audit Committee before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

Our Audit Committee will take into account all relevant factors when determining whether to approve or disapprove of any related party transaction.

Related Party Transactions

The following is a summary of transactions in 2008 to which we have been a party, in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock may be deemed to have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement entitled Compensation Discussion and Analysis.

Purchase and Sale Transactions

Silicon Storage Technology is a member of the board of directors of certain companies in which we are a stockholder and with which we conduct business. We are represented on such boards of directors by our executive officers. During 2008, our executive officers did not receive any remuneration, stock awards or other payments from such companies for their service as our representative on such board of directors.

Silicon Storage Technology is a member of the board of directors of Apacer Technology, Inc., or Apacer, one of our customers. Mr. Yeh serves as our representative on such board of directors. As of December 31, 2008, we owned a 9.3% interest in Apacer. In 2008, Apacer accounted for $3.5 million, or 1.3%, of our net product revenues.

Silicon Storage Technology is a member of the board of directors of Professional Computer Technology Limited, or PCT, a Taiwanese public company. PCT and its wholly-owned subsidiary Silicon Professional Alliance Corporation, or SPAC, are two of our manufacturers’ representatives. Mr. Yeh serves as our representative on such board of directors. As of December 31, 2008, we owned 10.0% interest in PCT. PCT has a separate company and wholly-owned subsidiary, Silicon Professional Technology Ltd., or SPT, which provides forecasting, planning, warehousing, delivery, billing, collection and other logistic functions for us in Taiwan, China and other Southeast Asia countries. In 2008, PCT and its subsidiaries SPT and SPAC together accounted for $149.6 million, or 56.1%, of our net product revenues. As of December 31, 2008, we had net accounts receivable from SPT of $10.2 million.

Silicon Storage Technology is a member of the board of directors of Powertech Technology, Inc., or PTI, a Taiwanese public company. PTI is one of our vendors. Mr. Yeh serves as our representative on such board of directors. As of December 31, 2008, we owned a 1.3% interest in PTI. Our purchases from PTI are made pursuant to purchase orders at prevailing market prices. During 2008, we purchased $18.2 million of materials from PTI. As of December 31, 2008, we had net accounts payable to PTI of $1.7 million.

Silicon Storage Technology is a member of the board of directors of Grace Semiconductor Manufacturing Corporation, or GSMC. Mr. Yeh serves as our representative on such board of directors. Shanghai Grace Semiconductor Manufacturing Corporation, or Grace, is a wholly-owned subsidiary of GSMC. Grace is one of our vendors. In 2008, Grace accounted for $391,000, or less than 1%, of our net revenues. During 2008, we purchased $70.2 million of materials from Grace. As of December 31, 2008, we owned a 9.8% interest on a fully-diluted basis and a 14.9% interest on a non-diluted basis in GSMC. Our purchases from Grace are made pursuant to purchase orders at prevailing market prices. As of December 31, 2008, we had net accounts payable to Grace of $1.7 million.

Silicon Storage Technology is a member of the board of directors of Advanced Chip Engineering, Inc., or ACET. ACET is one of our production subcontractors. Mr. Yeh, Dr. Hu and Chen Tsai, our Senior Vice President, Worldwide Backend Operations serve as our representatives on such board of directors. As of December 31, 2008, we owned a 38.5% interest in ACET. Our purchases from ACET are made pursuant to purchase orders at prevailing market prices. During 2008, we purchased $1.1 million of materials from ACET. As of December 31, 2008, we had net accounts payable to ACET of $83,000.

Settlement Agreement

In April 2008, we entered into a settlement agreement with Riley Investment Management LLC and certain of its affiliates. Please see Information Regarding the Board of Directors and Its Committees—Settlement Agreement.

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers and directors which provide, among other things, that we will indemnify these persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or agent, and otherwise to the full extent permitted under California law and our bylaws.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ JAMES B. BOYD
JAMES B. BOYD Chief Financial Officer and Senior Vice President of Finance

April 30, 2009

Our Annual Report to the SEC on Form 10-K for the year ended December 31, 2008 is available without charge upon written request to: Corporate Secretary, Silicon Storage Technology, Inc.,

1020 Kifer Road, Sunnyvale, California 94086.

SILICON STORAGE TECHNOLOGY, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 24, 2009

APPROVED BY THE STOCKHOLDERS: [            ], 2009

1.	GENERAL.

(a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate two million (2,000,000) shares of Common Stock.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights in that Offering shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed six (6) months beginning with the Offering Date (except as expressly provided in Section 8(c) below), and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code. Finally, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan if such Employee is a “highly compensated employee” (within the meaning of Section 414(q) of the Code), or a subset of highly compensated employees (such as highly compensated employees who are also Officers), as is permitted under Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee who has timely submitted a valid enrollment form shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage of that Employee’s earnings (as defined by the Board in each Offering) or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings during the period that begins on the date the Offering begins (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering.

(d) In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed either such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated earnings contributions) allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(e) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities subject to the purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date the Plan is adopted by the Board (the “Effective Date”), but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the Effective Date.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of two (2) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Silicon Storage Technology, Inc., a California corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s) “Plan” means this Silicon Storage Technology, Inc. 2009 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

SILICON STORAGE TECHNOLOGY, INC. 1020 Kifer Road Sunnyvale, California 94086

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 22, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 22, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the

The Board of Directors recommends that you vote FOR the following: nominee(s) on the line below.

1. Election of Directors Nominees

01 Bing Yeh 02 Yaw Wen Hu 03 Ronald Chwang 04 Terry M. Nickerson 05 Bryant R. Riley

06 Edward Yao-Wu Yang

The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain

2 To approve the 2009 Employee Stock Purchase Plan.

3 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR each nominee for director and FOR items 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. (see reverse for instructions) Yes No R2.09.03.17 Please indicate if you plan to attend this meeting _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000025749 partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 23, 2009

The shareholders(s) hereby appoint(s) Bing Yeh and James B. Boyd, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Silicon Storage Technology, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 P.M., PDT on June 23, 2009 at 1020 Kifer Road, Sunnyvale, California 94086 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE

SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000025749_2 R2.09.03.17